October 2, 2000

Cambex Corporation
360 Second Avenue
Waltham, MA 02451

Ladies and Gentlemen:

	We have acted as counsel to Cambex Corporation, a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form SB-2, Registration No. 333-43294, as amended (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 4,897,603 shares (the "Shares") of its common stock, $0.10 par value per share ("Common Stock") consisting of:

(a)	649,958 shares (the "Sovereign Conversion Shares") of Common Stock issuable upon conversion of certain Series 1 Bridge Financing Notes (collectively, the "Bridge Notes") issued by the Company to SovCap Equity Partners, Ltd., Correllus International Ltd. and Arab Commerce Bank Ltd. (collectively, the "Sovereign Lenders") in accordance with the terms and conditions of the Series 1 Bridge Note Purchase Agreement dated as of January 18, 2000 (the "Bridge Note Purchase Agreement"), by and among the Company and the Sovereign Lenders;

(b)	956,103 shares (the "Repricing Warrant Shares") of Common Stock issuable upon exercise of certain Repricing Warrants attached to the Bridge Notes (collectively, the "Repricing Warrants") issued by the Company to the Sovereign Lenders in accordance with the terms and conditions of the Bridge Note Purchase Agreement;

(c)	300,000 shares (the "Sovereign Warrant Shares") of Common Stock issuable upon exercise of certain Common Stock Purchase Warrants (collectively, the "Sovereign Warrants") issued by the Company to the Sovereign Lenders in accordance with the terms and conditions of the Bridge Note Purchase Agreement;

(d)	2,600,000 shares of Common Stock (the "Thumberland Shares") that may be issued and sold by the Company to Thumberland Limited ("Thumberland") in accordance with the terms and conditions of the Common Stock Purchase Agreement dated as of July 14, 2000 (the "Stock Purchase Agreement"), by and between the Company and Thumberland;

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(e)	195,771 shares of Common Stock (the "Thumberland Warrant Shares")
issuable upon exercise of a certain Stock Purchase Warrant (the "Thumberland Warrant") issued by the Company to Thumberland in accordance with the terms and conditions of the Stock Purchase Agreement; and

(f)	195,771 shares of Common Stock (the "Ladenburg Warrant Shares")
issuable upon exercise of a certain Stock Purchase Warrant (the "Ladenburg Warrant") issued by the Company to Ladenburg Thalmann & Co. Inc. ("Ladenburg").

The Shares, if and when sold, will be resold to the public by and as shall be determined by the Sovereign Lenders, Thumberland and Ladenburg. This opinion is being rendered in connection with the filing of the Registration Statement.

	In connection with this opinion, we have examined the Company's Restated Articles of Organization and its By-laws, as amended, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we deemed relevant; and the Registration Statement and the exhibits thereto filed with the Commission.

	In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

We express no opinion herein as to the laws of any state or jurisdiction other than The Commonwealth of Massachusetts ("Massachusetts Law"), including the reported judicial decisions interpreting Massachusetts Law, and the federal laws of the United States of America. To the extent that any other laws govern the matters to which we are opining herein, we have assumed, with your permission and without independent investigation, that such laws are identical to Massachusetts Law, and we are expressing no opinion herein as to whether such assumption is reasonable or correct. This opinion is limited to present laws and to the facts as they presently exist.
We assume no obligation to update this opinion or to advise you of any events, circumstances or developments that occur or are otherwise brought to our attention subsequent to the date hereof. We also assume no obligation to revise or supplement this opinion should the present federal laws of the United States, or present Massachusetts Law, change by legislative action, judicial decision, or otherwise. No opinion is expressed herein with respect to (A) the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction and (B) the anitfraud provisions of any state or federal securities laws.

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The opinions set forth below are subject to the further qualification that enforceability may be:

(1)	limited by applicable bankruptcy, insolvency, moratorium,
fraudulent or preferential transfer or conveyance, reorganization or other laws of general applicability relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application;

(2)	limited by general principles of equity, including, without
limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether applied by a court of law or equity);

(3)	subject to the effect of any public policy considerations or court decisions which may limit the rights of any person or entity to obtain indemnification; and

(4)	subject to the effects of generally applicable rules of law that
(a) limit or affect the availability of specific performance or provisions that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness or (b) provide that forum selection clauses are not necessarily binding on the court or courts in the forum selected.

	Based upon and subject to the foregoing assumptions, limitations and qualifications, we are of the opinion that:

(i)	the Sovereign Conversion Shares, when issued and delivered by the
Company upon conversion of the Bridge Notes in accordance with the terms and conditions of the Bridge Note Purchase Agreement will be duly and validly issued, fully paid and non-assessable shares of Common Stock;

(ii)	the Repricing Warrant Shares and the Sovereign Warrant Shares, when issued and delivered by the Company upon exercise of the Repricing Warrants and the Sovereign Warrants, respectively, in accordance with the terms and conditions of the Bridge Note Purchase Agreement and against payment therefor as contemplated by the Repricing Warrants and the Sovereign Warrants, will be duly and validly issued, fully paid and non-assessable shares of Common Stock;

(iii)	the Thumberland Shares, when issued and delivered by the Company in accordance with the terms and conditions of the Stock Purchase Agreement and against payment therefor as contemplated by the Stock Purchase Agreement, will be duly and validly issued, fully paid and non-assessable shares of Common Stock; and

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(iv)	the Thumberland Warrant Shares and the Ladenburg Warrant Shares,
when issued and delivered by the Company upon exercise of the Thumberland Warrant and the Ladenburg Warrant, respectively, in accordance with the terms and conditions of the Stock Purchase Agreement and against payment therefor as contemplated by the Thumberland Warrant and the Ladenburg Warrant, will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

	It is understood that this opinion is to be used only in connection with the offer and sale the Shares while the Registration Statement is deemed to be effective by the Commission.

	We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

						Very truly yours,


						/s/ Mintz, Levin, Cohn, Ferris,
						         Glovsky and Popeo, P.C.
						Mintz, Levin, Cohn, Ferris,
		  	   			Glovsky and Popeo, P.C.